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                                   EXHIBIT 10
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                                   AGREEMENT
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     THIS AGREEMENT is made as of the 27th day of May, 1994 by and between
DAYTON HUDSON CORPORATION (herein called the "Company") and HENRY T. DeNERO (herein called "Executive").

                                    RECITALS
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     A.  Executive is employed by Company; and

     B. Company and Executive wish to sever Company's and Executive's ties as employer and employee respectively, on the terms and conditions hereafter set forth; and

     C. The Company maintains an Income Continuance Policy (the "ICP") for which Executive is eligible, the terms and provisions of which Executive has been subject to and familiar with; and

     D.  The ICP requires a release in writing; and

     E. Executive claims that, by reason of the circumstances and publicity leading to the severance of his employment relationship with the Company, Executive has been injured in his personal and business reputations and the Company has inflicted upon him and caused him to suffer great mental anguish, distress and anxiety, loss of self esteem, and humiliation due to the fact, among others, that Executive has suddenly and tortiously been deprived of his livelihood and the benefits of continued employment with the Company. Company denies Executive's allegations; and
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     F.  Executive acknowledges he has been advised and encouraged to review this Agreement with an attorney and is fully aware of the potential rights and remedies he may have as a result of his termination; and

     G. Executive and the Company wish to memorialize herein the resolution and settlement of all their respective rights, remedies and obligations whatsoever, flowing from Executive's employment and relationships with the Company and the severance and termination of that employment and said relationships.

     1. Effective Termination Date. From the date of this Agreement to and through June 1, 1994, Executive shall act and perform his current duties for the Company. Effective on June 1, 1994 (unless sooner terminated) the employer-employee relationship of Company and Executive shall be severed and terminated.

     2. Salary. Executive shall be paid his regular salary weekly for services rendered as an employee under paragraph 1 hereof through and including the termination of his employment, subject to all required and voluntary withholdings.

     3. Income Continuance Payments. Executive shall be entitled to one hundred four equal weekly income continuance payments pursuant to and subject to the terms and conditions of the ICP, commencing on or about June 17, 1994 and ending with the final payment on or about June 7, 1996. The amount of each weekly payment, subject to the terms and conditions of the ICP, shall be $12,998.08. The weekly amount shall be reduced for taxes withheld by Company.

     4. Vacation Pay. Company shall pay to Executive unused accrued vacation due Executive in the amount of $79,288.27 not later than on June 17, 1994.

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     5. Health Insurance. Executive may continue to participate in Company's medical and dental program to the extent, if any, permitted by Company's Health Service Providers. In order to continue such coverage, Executive must maintain continuous coverage under the Company Plans and pay 102% of the full cost of such Plans. Executive acknowledges that Company may modify its premium structure, the terms of its plans and the coverages of the plans, including the termination of all or part of a plan. All insurance coverage shall terminate at the earlier of December 4, 1995, or when Executive becomes a participant under another group medical plan, whether or not that plan has a pre-existing conditions clause (provided however, if that plan has a pre-existing conditions clause and Executive or a dependent are excluded from coverage because of that clause Executive or such dependent can continue coverage until the end of the pre-existing condition provision or other termination provisions set forth in this sentence, whichever is earlier) or similar clauses or when the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") permits terminations. Executive agrees to notify Company when Executive is eligible to participate in another group plan, when he begins to participate in another group plan and when a pre-existing condition expires.

     6. Life Insurance. Executive may take his universal life insurance policy with him after June 1, 1994. In order to continue such policy, he will be required to make all payments with respect to the policy.

     7. Pension Plan - Savings Plan. Executive's rights under the Dayton Hudson Corporation Employees' Retirement Plan and the Dayton Hudson Corporation

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Supplemental Retirement, Savings, and Employee Stock Ownership Plan will be determined under the terms of such plans as they are constituted on any relevant date.

     8. Deferred Compensation Plan. Executive will be paid his benefits for his deferred compensation under the Dayton Hudson Corporation Deferred Compensation Plan Senior Management Group under the terms of the plan as it is in effect on June 1, 1994.

     9. Supplemental Pension Plan. Executive is not entitled to any benefits under the Dayton Hudson Corporation Supplemental Pension Plan.

     10. Option Plans. Executive's rights under the Company Executive Long Term Incentive Plan will be determined under such plan. Executive must exercise all options that are exercisable on June 1, 1994 within two hundred ten days after such date or they will expire. No further installments will accrue after June 1, 1994 and all rights to performance shares and restricted stock will terminate on June 1, 1994.

     11. Other Benefits. Except as specifically hereinabove set forth, Executive shall be entitled to no other employee benefits, fringe benefits or other remuneration or compensation.

     12. Non-Recruiting. Executive agrees, unless he has a written agreement signed by the Chief Personnel Officer of the Company allowing him to recruit persons named in that agreement, that he will not as an employee of the Company or for the period June 1, 1994 to June 7, 1996, recruit directly or indirectly any employee of the Company or any subsidiary of the Company for employment with any other operations. Violation of this agreement will result in the termination of paragraph 3.

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     13. Serving as a Witness. Executive agrees that he will cooperate, make himself available, and testify on the Company's behalf, if the Company requests, without requiring a subpoena, in any and all lawsuits or administrative hearings arising out of acts, occurrences, or decisions while he was employed of which he has direct knowledge and to which the Company's attorneys believe Executive's testimony is necessary for the prosecution, defense or favorable resolution of the claims or matter; provided, however, that Executive shall not be required to take any action that is contrary to Executive's legal or equitable rights, except through a subpoena or other court order. The Company agrees to reimburse Executive for any reasonable out-of-pocket expenses he incurs as a result of such activities.

     14. Payments. Not later than June 17, 1994, the Company shall pay to Executive the lump sum of $240,314.25 as compensation to Executive for the release of his claims for personal injury, pain and suffering, emotional anguish, distress and anxiety, loss of self esteem, humiliation, and damage to his personal and business reputation. No portion of the lump sum represents back pay, severance pay, vacation pay, salary continuation or any other manner of compensation and, therefore, there shall be no deductions for state or federal taxes, FICA, or any other deduction or reporting. No portion of the lump sum represents punitive damages.

     15. Confidentiality. Executive agrees that he will not disclose the terms or conditions of this Agreement or any of them, including without limitation, the payments hereunder, the detrimental conduct provisions hereunder or the benefits hereunder except as follows: (1) to his spouse, attorney, certified public accountant and financial

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and estate planning advisors/its outside attorney, auditors or others directly associated with its business or operations and needing to know thereof, provided any such thereof agrees to keep them confidential or (2) pursuant to a legally enforceable order, provided that he notifies the Company of the proceeding and allows the Company to oppose or contest the order on his behalf.

     16. Confidential Information. Executive recognizes and acknowledges that the confidential information of various kinds, including but without limitation to lists of the Company's (as used herein includes the Company's subsidiaries) executives and employees, the ratings, performance appraisal scores and other employee data, as well as the Company's strategic plans and manpower planning plans and goals, the Company's new strategies, plans and proposals as they may exist from time to time, are valuable, special and unique assets of the Company's business. Executive will not, during or after the term of his employment as an employee or a recipient of payments described in paragraph 3, disclose or cause or permit to be disclosed any of such information or any other information the Company treats as confidential, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by Executive of the provisions of this paragraph or the violation of paragraph 12, the Company shall be entitled to an injunction restraining Executive from violating paragraph 12 of this Agreement, from disclosing, in whole or in part, any of the information listed above or any other information the Company treats as confidential, or from rendering any services to any person, firm, corporation, association, or other entity to whom such information, in whole or in part, has been disclosed or is

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threatened to be disclosed by act or default of Executive. Nothing in this
Agreement shall be construed as prohibiting the Company from pursuing any other remedy or remedies available to it for such breach or threatened breach, including but without limitation to the recovery of damages, together with costs and attorneys' fees, from or on account of Executive.

     17. Detrimental Conduct. Executive shall not express or endorse publication of untrue statements which are intended or likely to receive broad public attention and to bring the Company or its interests, methods or representatives into disrepute.

     18. Termination of Payments. The Company shall have the right to terminate any ICP payments owing, but not yet due, to Executive under paragraph 3 only if Executive deliberately breaches his obligations under paragraphs 12, 16, or 17, or on any other ground set forth in the ICP. Notwithstanding any termination of payments under paragraph 3, the requirements of paragraph 12, 13, 16 and 17 hereof and the Releases set forth in paragraph 21 hereof shall remain in full force and effect.

     19. Directly Competitive Employment. For purposes of Section II.G of the ICP, Directly Competitive Employment shall be employment with K-Mart, May Company or J.C. Penney or any parent, subsidiary, division or affiliated company of such company.

     20. Taxes. Executive will be solely responsible for the payment of any and all taxes, if any, of whatever kind that may be due or payable from him as the result of the payment of any non-wage settlement amount.

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     21.   Release.

     A. DEFINITIONS. All words used in this Release are intended to have their plain meanings in ordinary English. Specific terms in this Release have the following meanings:

     1) Executive includes both Executive and anyone who has or obtains any legal rights or claims through Executive.

     2) Company means Dayton Hudson Corporation and any company related to Company in the present or past, any company providing insurance to Company in the present or past, any present or past employee benefit plan sponsored by Company, Company's present or past officers, directors, employees and agents and any person who acted on behalf of Company or on instructions from Company.

     3) Executive Claims means all of the rights Executive has now to any relief of any kind from Company, whether or not Executive knows about the rights or claims, including without limitation:

     a. All claims Executive has now arising out of his employment with Company and his employment termination including, but not limited to, claims for breach of contract; claims for unpaid compensation or benefits; breach of the covenant of good faith and fair dealing; promissory or equitable estoppel; breach of fiduciary duty; violation of the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act of 1963, Americans with Disabilities Act, The Minnesota Human Rights Act and other federal, state, and local civil rights or discrimination laws;

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violation of the Employee Retirement Income Security Act of 1974; violation of the National Labor Relations Act; harassment; retaliation or reprisal; constructive discharge; invasion of privacy; violation of public policy; Executive's conduct as a "whistleblower"; fraud or misrepresentation; defamation; intentional or negligent infliction of emotional distress; negligence; interference with contractual or business relationships; interference with prospective economic advantage; wrongful termination of employment; assault; battery; and any other claims for unlawful employment practices, including all claims or causes of action in tort or contract;/1/ and

     b.  All claims for attorneys' fees and costs.

     4) Company Claims means all of the rights the Company has now to any relief of any kind from Executive, except for any rights based upon facts not now known to the Company, including, without limitation:

     a. All claims the Company has now arising out of Executive's employment with the Company and his employment termination including, but not limited to, claims for breach of contract; breach of the covenant of good faith and fair dealing; promissory or equitable estoppel, breach of fiduciary duty; violation of the Employee Retirement Income Security Act of 1974; violation of the National Labor Relations Act; harassment; retaliation or reprisal; invasion of privacy; violation of public policy; fraud or misrepresentation; defamation; negligence; interference with contractual or business relationships; interference with prospective economic advantage; and any other claims, including all claims or causes of action in tort or contract; and

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   /1/  Any references to government statutes include any amendments to such statutes.

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     b.  All claims for attorneys' fees and costs.

     B. AGREEMENT TO RELEASE EMPLOYEE CLAIMS. In exchange for Company's having entered into this Agreement, Executive agrees to give up all Executive Claims against Company as described above, except as otherwise set forth in this Agreement. Executive will not bring any lawsuits or make any other demands against Company based on Executive Claims, except as otherwise set forth in this Agreement. The consideration Executive will receive under this Agreement is full and fair for the release of Executive Claims. Company does not owe Executive anything in addition to what Executive will be receiving under this Agreement.

     C. AGREEMENT TO RELEASE COMPANY CLAIMS. In exchange for Executive's having entered into this Agreement, the Company agrees to give up all Company Claims against Executive as described above, except as otherwise set forth in this Agreement. The Company will not bring any lawsuits or make any other demands against Executive based on Company claims, except as otherwise set forth in this Agreement. The consideration the Company will receive under this Agreement is full and fair for the release of Company Claims. Executive does not owe the Company anything in addition to what the Company will be receiving under this Agreement. If Executive revokes this Agreement, the Company's release provided herein shall become null and void.

     D. INDEMNIFICATION AND ADVANCING DEFENSE COSTS. This Agreement shall not release any claim or right of Executive for indemnification or advancing of defense costs from the Company (or any insurer) arising out of, related to,

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or connected with any claim asserted by a third party against the Company or
Executive, or both, or any other claim or right of Executive for indemnification or advancing of defense costs from the Company based upon applicable law. The Company warrants and agrees that, when required to do so under applicable law, it shall comply with its obligations to indemnify Executive and advance his defense costs.

     E. ADDITIONAL AGREEMENTS AND UNDERSTANDINGS. Even though Company will pay Executive to release Executive Claims against it, Company does not admit that it may be responsible or legally obligated to Executive. In fact, Company denies that it is responsible or legally obligated for Executive Claims or that it has engaged in any wrongdoing.

     22. Miscellaneous. The services under this Agreement are personal services and this Agreement may not be assigned by Executive; provided, however, that the benefits of the Agreement under paragraph 3 may be assigned or transferred by Executive in connection with his estate planning. This Agreement shall be binding upon the Company and its successors and assigns and the Executive, his heirs, executors, successors and assigns. This Agreement embodies the entire Agreement and understandings between the Company and Executive and, except as set forth herein, supersedes all prior agreements and understandings (oral or written) relating to the subject matter (including those with any subsidiary of the Company). The terms of this Agreement may only be modified by an agreement in writing signed by Executive and a senior corporate officer of the Company.

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     23.  Minnesota Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to the conflict of laws principles.

     24. Revocation. Executive understands that he may revoke, that is, cancel the Release set forth in Paragraph 21, if he does so within 15 calendar days after he signs this Agreement. To revoke he must do so in writing. The writing must be hand delivered or postmarked within 15 calendar days of the date that Executive signs this Agreement and must be addressed to the Corporate Secretary, Dayton Hudson Corporation, 777 Nicollet Mall, Minneapolis, Minnesota 55402. Executive understands that, if he mails his revocation, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.

                      Please read carefully before signing
                      ------------------------------------
     . Executive acknowledges that he has carefully read and understands the terms of this Agreement.

     . Executive acknowledges that he has been advised and encouraged to consult with an attorney prior to signing this Agreement.

     . Executive acknowledges that he has been given 21 days (or more) to consider whether to sign this Agreement. Executive acknowledges that if he signs this Agreement before the end of the 21 day period, it will be Executive's personal, voluntary decision to do so.

     . In agreeing to sign this Agreement, Executive acknowledges that he has not relied on any statements or explanations made by Company or its attorneys.

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     .  Executive understands that if he revokes this Release he will not receive any payments or benefits set forth in paragraphs 2, 3, 8, 14 and 21.C., except that payments under paragraph 8 will be made in one lump sum.

      IN WITNESS WHEREOF the parties have hereto executed this Agreement.


                                   DAYTON HUDSON CORPORATION

Date:  5/27/94                By:       /s/ James T. Hale
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                              Title:        Sr. V.P.
                                    ---------------------------

Date:  May 27, 1994                /s/ Henry T. DeNero
     ----------------         ---------------------------------
                                       HENRY T. DeNERO

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